UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2017

GOPRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3000 Clearview Way, San Mateo, California 94402

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2017, GoPro, Inc. (the “Company”) completed its previously announced sale of $175 million aggregate principal amount of 3.50% Convertible Senior Notes due 2022 (the “Notes”), in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of April 12, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”). The Notes are senior, unsecured, obligations of GoPro. The Notes will bear interest at a rate of 3.50% per year, payable in cash semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes mature on April 15, 2022 unless repurchased or converted in accordance with their terms prior to such date.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.	failure by the Company to pay the interest on any Note when the Note becomes due and payable and the failure continues for a period of 30 days;

2.	failure by the Company to pay the principal of the Notes when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

3.	failure by the Company to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;

4.	failure by the Company to give a fundamental change repurchase right notice, a notice of specified corporate events or a notice of a make-whole fundamental change at the time and in the manner provided in the Indenture;

5.	failure by the Company to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of the Company;

6.	failure by the Company to perform or observe any of the covenants or agreements contained in the Notes or the Indenture and such failure continues for 60 days after notice given in accordance with the Indenture;

7.	failure to pay at final maturity or upon acceleration any indebtedness for money borrowed by the Company or any of its significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $25 million, which indebtedness is not discharged, or which acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture;

8.	failure by the Company or any of its significant subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25 million, if the judgments are not paid, discharged or stayed within 30 days; or

9.	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

The Notes are convertible into cash, shares of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 94.0071 shares of Common Stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $10.64 per share of Common Stock, subject to adjustment.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest, including any additional interest, to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes at their option prior to 5:00 p.m., New York City time, on the business day immediately preceding January 15, 2022, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after September 30, 2017 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price of the Notes on each such trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate of the Notes on such trading day; or

•	upon the occurrence of specified corporate transactions.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of April 12, 2017, between the Company and Wells Fargo Bank, National Association (including the form of 3.50% Convertible Senior Notes due 2022)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc. (Registrant)

Dated: April 12, 2017	By:	/s/ Brian McGee
Brian McGee Chief Financial Officer

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of April 12, 2017, between the Company and Wells Fargo Bank, National Association (including the form of 3.50% Convertible Senior Notes due 2022)